Exhibit 99.1

NEWS RELEASE

Lumen Technologies, Inc. Announces Early Results and Amendments of Previously Announced Tender Offers and Consent Solicitations

DENVER – Dec. 22, 2025 – Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”) (NYSE: LUMN) today announced the early results of the previously announced cash tender offers (each, a “Tender Offer” and collectively, the “Tender Offers”) by its wholly-owned subsidiary, Level 3 Financing, Inc. (“Level 3 Financing”) to purchase the outstanding notes described below, in each case subject to certain terms and conditions set forth in the Offers to Purchase and Solicitations of Consents dated December 8, 2025, as amended and supplemented prior to the date hereof (the “Original Statement”). Lumen also announced today that Level 3 Financing is amending the Tender Offers to, among other things, remove the Former Aggregate Maximum Tender Cap and provide that all Existing Second Lien Notes that are validly tendered after the Early Tender Deadline but prior to the Expiration Date will be eligible to receive the Total Consideration, as set forth in further detail below. Capitalized terms used and not defined in this press release have the meanings given to them in the Original Statement.

The notes offered to be purchased in the Tender Offers are any and all of Level 3 Financing’s (1) 4.000% Second Lien Notes due 2031 (the “2031 Notes”), (2) 3.875% Second Lien Notes due 2030 (the “3.875% 2030 Notes”), (3) 4.500% Second Lien Notes due 2030 (the “4.500% 2030 Notes”), and (4) 4.875% Second Lien Notes due 2029 (the “2029 Notes”, and collectively, the “Existing Second Lien Notes”). The offer to purchase any and all of the Existing Second Lien Notes represents an increase in size from the previously announced aggregate purchase price, excluding accrued and unpaid interest, of $1.5 billion (the “Former Aggregate Maximum Tender Cap”).

Amendments to the Tender Offers related to Level 3 Financing’s 4.000% Second Lien Notes due 2031, 3.875% Second Lien Notes due 2030 and 4.500% Second Lien Notes due 2030

Solely with respect to the 2031 Notes, 3.875% 2030 Notes and 4.500% 2030 Notes, each such Tender Offer has been amended to (i) eliminate the Former Aggregate Maximum Tender Cap such that, upon the terms and subject to the conditions set forth in the Original Statement, as amended, modified or supplemented on or after the date hereof (the “Supplemented Statement” and, together with the Original Statement, the “Statement”), any and all 2031 Notes, 3.875% 2030 Notes or 4.500% 2030 Notes that have been validly tendered after 5:00 p.m. EST, on December 19, 2025 (the “Early Tender Deadline”) and at or prior to the Expiration Date (as defined below) will be accepted for payment and (ii) provide that the 2031 Notes, 3.875% 2030 Notes or 4.500% 2030 Notes, as applicable, that have been validly tendered after the Early Tender Deadline and at or prior to the Expiration Date will be eligible to receive consideration, per $1,000 principal amount, equal to the applicable Total Consideration as set forth in the table below. The Withdrawal Deadline (which was at or prior to 5:00 p.m. EST, on December 19, 2025) with respect to the 2031 Notes, the 3.875% 2030 Notes and the 4.500% 2030 Notes is not extended or amended.

Amendments to the Tender Offer related to Level 3 Financing’s 4.875% Second Lien Notes due 2029

Solely with respect to the 2029 Notes, the Tender Offer has been amended to (i) eliminate the Former Aggregate Maximum Tender Cap such that, upon the terms and subject to the conditions set forth in the Statement, any and all 2029 Notes that have been validly tendered at or prior to the Expiration Date will be accepted for payment, (ii) extend the Withdrawal Deadline solely with respect to the 2029 Notes, to at or prior to 5:00 p.m. EST time, on January 7, 2026, unless further extended by us in our sole discretion, (iii) provide that the 2029 Notes that have been validly tendered at or prior to the Expiration Date will be eligible to receive consideration, per $1,000 principal amount, equal to the applicable Total Consideration as set forth in the table below and (iv) solely with respect to the 2029 Notes, other than the pro rata portion of the 2029 Notes that were validly tendered at or prior to the Early Tender Deadline and that Level 3 Financing would have accepted for purchase in accordance with the previously announced Acceptance Priority Levels and Former Aggregate Maximum Tender Cap provided in the Original Statement (which will only include 2029 Notes that remain validly tendered at the Expiration Date) (the “Pro Rated Early 2029 Notes”), Level 3 Financing’s obligation to accept for purchase, and to pay for, such 2029

Notes that are validly tendered pursuant to the Tender Offer is conditioned on the satisfaction or waiver by Level 3 Financing of the receipt by Level 3 Financing at or prior to the Expiration Date, on terms satisfactory to it in its sole discretion, of a minimum of $1.75 billion in gross proceeds from the previously announced Debt Financing or one or more other debt financings (the “2029 Notes Financing Condition”).

There will not be an early settlement date for the 2029 Notes. The Pro Rated Early 2029 Notes will not be subject to the 2029 Notes Financing Condition and, subject to the other terms and conditions set forth in the Original Statement, Level 3 Financing will purchase the Pro Rated Early 2029 Notes on the Final Settlement Date even if the 2029 Notes Financing Condition has not been satisfied or waived by Level 3 Financing, upon the terms and subject to the conditions set forth in the Original Statement.

Early Tender Deadline

The Withdrawal Deadline has passed for the 2031 Notes, 3.875% 2030 Notes and 4.500% 2030 Notes and the 2031 Notes, 3.875% 2030 Notes and 4.500% 2030 Notes tendered pursuant to the Tender Offers may no longer be withdrawn, except in the limited circumstances described in the Statement. As of 5:00 p.m. EST, on December 19, 2025 (the “Early Tender Deadline”), approximately $2.124 billion aggregate principal amount of Existing Second Lien Notes were validly tendered and not validly withdrawn, and approximately $1.5 billion have been accepted for purchase, in each case as set forth in more detail in the table below.

Series of Existing Second Lien Notes	CUSIP Number(1)	Aggregate Principal Amount Outstanding prior to the Tender Offers	Acceptance Priority Level	Principal Amount Tendered at Early Tender Deadline	Percentage of Aggregate Principal Amount Outstanding Participated at the Early Tender Deadline	Principal Amount Accepted for Purchase at the Early Settlement Date		Total Consideration(2)
4.000% Second Lien Notes due 2031	527298CH4 (144A) U52783BH6 (Reg S) 527298CJ0 (IAI)	$452,500,000	1	$432,115,000	95.50%	$432,115,000		$915.00
3.875% Second Lien Notes due 2030	527298CF8 (144A) U52783BG8 (Reg S) 527298CG6 (IAI)	$458,214,000	2	$433,855,600	94.68%	$433,855,600		$922.50
4.500% Second Lien Notes due 2030	527298CD3 (144A) U52783BF0 (Reg S) 527298CE1 (IAI)	$711,902,000	3	$702,834,200	98.73%	$702,834,200		$952.50
4.875% Second Lien Notes due 2029	527298CB7 (144A) U52783BE3 (Reg S) 527298CC5 (IAI)	$606,230,000	4	$555,596,000	91.65%	$0	(3)	$985.00

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed above or printed on the Existing Second Lien Notes. They are provided solely for the convenience of holders of the Existing Second Lien Notes.

(2)

Per $1,000 principal amount of Existing Second Lien Notes. Includes the Early Tender Premium for Existing Second Lien Notes validly tendered at or prior to the Early Tender Deadline (and not validly withdrawn) and accepted for purchase by us. Excludes Accrued Interest, which will be paid on Existing Second Lien Notes accepted for purchase by us as described in the Statement.

(3)

Assuming no validly tendered 2029 Notes are validly withdrawn after the Early Tender Deadline, the principal amount of Pro Rated Early 2029 Notes would be $35,465,300. Level 3 will accept for purchase and pay for all Pro Rated Early 2029 Notes on the Final Settlement Date even if the 2029 Notes Financing Condition has not been satisfied or waived by Level 3, upon the terms and subject to the conditions set forth in the Original Statement.

In addition to the applicable Total Consideration, accrued and unpaid interest from the last interest payment date up to, but not including, the early settlement date, which is currently expected to occur on December 23, 2025 (the “Early Settlement Date”), will be paid by Level 3 Financing in same day funds on the Early Settlement Date or Final Settlement Date, as applicable, on all validly tendered Existing Second Lien Notes accepted for purchase in the Tender Offers.

The Tender Offers will expire at 5:00 p.m. EST, on January 7, 2026 unless extended, earlier expired or terminated (such time and date, as the same may be extended, earlier expired or terminated with respect to one or more series of Existing Second Lien Notes, the “Expiration Date”). The purchase price plus accrued interest for the Pro Rated Early 2029 Notes and any other Existing Second Lien Notes that are validly tendered on or before the Expiration Date and accepted for purchase will be paid by Level 3 Financing in same-day funds promptly following the Expiration Date on the final settlement date, which is currently expected to occur on January 9, 2026 (other than the 2031 Notes, 3.875% 2030 Notes and 4.500% 2030 Notes that were validly tendered at the Early Tender Deadline, which will settle on the Early Settlement Date). No tenders will be valid if submitted after the Expiration Date.

As set forth in the Statement, Level 3 Financing solicited consents to (a) proposed amendments to the applicable indenture governing each series of the Existing Second Lien Notes (each, an “Any and All Indenture”) that, among other things, eliminate substantially all of the restrictive covenants and eliminate certain events of default (the “Proposed Majority Amendments”), and (b)(1) to release all collateral securing the obligations of Level 3 Financing and the guarantors under such Any and All Indentures and (2) certain other amendments applicable to the Any and All Indentures to, among other things, eliminate certain additional restrictive covenants and events of default (the “Collateral Release and 2/3 Amendment”).

The Proposed Majority Amendments require the consent of holders of a majority of the aggregate principal amount outstanding of the applicable series of the Existing Second Lien Notes (the “Majority Amendment Requisite Consents”), and the Collateral Release and 2/3 Amendment require the consent of holders of at least 66-2/3% in aggregate principal amount of the applicable series of Existing Second Lien Notes (the “Collateral Release and 2/3 Requisite Consents”). As of the Early Tender Deadline, Level 3 Financing has received the Majority Requisite Consents and the Collateral Release and 2/3 Requisite Consents with respect to the 2031 Notes, 3.875% 2030 Notes and 4.500% 2030 Notes, each of which series constitutes a series of Any and All Notes (collectively, the “Requisite Consents”). Accordingly, Level 3 Financing and the guarantors of such series of the Existing Second Lien Notes will enter into supplemental indentures with the trustees and collateral agents for such series of the Existing Second Lien Notes to effect the Proposed Majority Amendments and the Collateral Release and 2/3 Amendment with respect to such series of the Existing Second Lien Notes promptly after the Early Tender Deadline. The Majority Proposed Amendments and the Collateral Release and 2/3 Amendment will not become operative until the Final Settlement Date for such series of Notes. As of the Early Tender Deadline, Level 3 Financing has received the Majority Requisite Consents and the Collateral Release and 2/3 Requisite Consents with respect to the 2029 Notes, subject to revocation of consents with respect to any 2029 Notes validly withdrawn prior to the Withdrawl Deadline for the 2029 Notes. Accordingly, we expect that if the 2029 Notes Financing Condition and the other conditions to the Offer are satisfied (or waived in our sole discretion) on or prior to the Final Settlement Date and all 2029 Notes validly tendered and not validly withdrawn prior to the Expiration Date are accepted for payment on the Final Settlement Date, then Level 3 Financing and the guarantors of such series of the Existing Second Lien Notes will enter into a supplemental indenture with the trustee and collateral agent for the 2029 Notes to effect the Proposed Majority Amendments and the Collateral Release and 2/3 Amendment with respect to the 2029 Notes promptly after the Expiration Date.

General

In connection with the Tender Offers and Consent Solicitations, Level 3 Financing has retained Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, among others, to act as Dealer Managers (the “Dealer Managers”) and Global Bondholder Services Corporation to act as the information agent and the tender agent (in such capacity, the “Tender and Information Agent”) in connection with the Tender Offers and Consent Solicitations. Requests for assistance or copies of the Statement or any other documents related to the Tender Offers and Consent Solicitations may be directed to the Tender and Information Agent at the contact details set forth below. Questions in relation to the Tender Offers and Solicitations may be directed to the Dealer Managers and Tender and Information Agent at the addresses and telephone numbers set forth below.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities. The Tender Offers are being made only pursuant to the terms of the Statement. None of Level 3 Financing, the Tender and Information Agent, the Dealer Managers, or the trustee makes any recommendation as to whether Holders should tender their notes pursuant to the applicable offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their notes, and, if so, the principal amount of the notes to tender.

The Tender Offers and the Consent Solicitations are not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and the Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of Level 3 Financing by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The Dealer Managers

Citigroup Global Markets Inc.

388 Greenwich Street, 7th Floor

New York, New York 10013

Attention: Liability Management Group

Collect: (212) 723-6106

Toll-Free: (800) 558-3745

Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036

Attention: Liability Management Group

Collect: (212) 761-1057

Toll-Free: (800) 624-1808

The Tender and Information Agent

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

Banks and Brokers Call Collect: (212)-430-3774

All Others Call Toll Free: (855) 654-2014

About Lumen Technologies

Lumen is unleashing the world’s digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI’s full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies, Inc. in the United States. Level 3 Financing, Inc. is a wholly owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: failure of the conditions set forth in the Statement to be satisfied or waived; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Level 3 Financing’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Level 3 Financing or its affiliates to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of Lumen or Level 3 Parent, LLC with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:
Anita J. Gomes Anita.Gomes@lumen.com +1 858-229-8538	Jim Breen, CFA investor.relations@lumen.com +1 603-404-7003